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                                                                   EXHIBIT 10.13

                            THE GENUINE PARTS COMPANY
                       ORIGINAL DEFERRED COMPENSATION PLAN

                (Amended and Restated Effective August 19, 1996)

                                    ARTICLE I
                              ESTABLISHMENT OF PLAN

         1.01 Background of Plan. Genuine Parts Company (the "Company") from time to time has granted deferred compensation benefits for certain key employees. Such key employees agreed to an annual reduction in their compensation. In return, Genuine Parts Company promised such key employees a ten year certain life annuity if such key employee continued employment until age
65. In addition, certain early retirement benefits, death benefits and disability benefits were provided.

         Genuine Parts Company believes it is beneficial to amend and restate such arrangements that are currently in effect for key employees who are actively employed in the form of this document known as the Genuine Parts Company Original Deferred Compensation Plan (the "Plan"). As a condition to receiving benefits provided under this Plan, such key employees will waive their right to benefits previously promised to them under the deferred compensation arrangements.

         1.02 Status of Plan. The Plan is intended to be a non-qualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Also, because the only persons who may participate in this Plan are members of a select group of management or highly compensated employees, this Plan of deferred compensation is not subject to Parts 2, 3 and 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974.

         1.03 Trust. The Company has previously established a trust to fund benefits provided under certain non-qualified deferred compensation plans sponsored by the Company ("Trust"). Genuine Parts Company intends to transfer certain assets attributable to the Plan to the Trust. It is intended that such transfer will not generate taxable income (for federal income tax purposes) to the Participants until such assets are actually distributed or otherwise made available to the Participants.

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                                   ARTICLE II
                                   DEFINITIONS

Account. See Section 4.01.

Beneficiary. The person or persons designated by a Participant to receive the Participant's death benefits, if any, provided under this Plan. It is expressly intended that the Beneficiary designations previously made by the Participant under the Participant's deferred compensation agreement identified in Appendix A hereto shall remain in effect under this Plan. However, a Participant may execute a new beneficiary designation at any time. If any Participant shall fail to designate a Beneficiary or shall designate a Beneficiary who shall fail to survive the Participant, the Beneficiary shall be the Participant's Beneficiary under the Genuine Partnership Plan or any successor plan to the Genuine Partnership Plan.

Committee. The Executive Committee to the Board of Directors of the Company or its designee that will administer and interpret the terms of the Plan.

Company. Genuine Parts Company, its corporate successors and any of their controlled subsidiaries.

Disability. Disability shall have the same meaning as the term "disability" or "permanent disability" is defined in the Genuine Partnership Plan or any successor plan to the Genuine Partnership Plan.

Normal Retirement Age. Age 65.

Participant. Those individuals identified in Appendix A to the Plan.

Plan. The Genuine Parts Company Original Deferred Compensation Plan as set forth in this document, together with any subsequent amendments hereto.

Termination of Service. A Participant who has ceased to serve as an employee of the Company for any reason.

Trust. See Section 1.03.

Withdrawal Benefits. See Section 4.06.

                                   ARTICLE III
                                  PARTICIPATION

         3.01 Participation. The only persons who may participate in this Plan are those Participants who are designated in Appendix A to this Plan.

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                                   ARTICLE IV

                                  PLAN BENEFITS

         4.01     Account.

         (a) Salary Reduction. As a condition of participation in this Plan, each Participant has previously agreed to an annual reduction of his or her salary on a before-tax basis. The salary reduction amount shall be set forth in Appendix A. The Company shall continue to be withhold the salary reduction amount from the Participant's compensation until the earlier of the Participant's Termination of Service or the Participant's Normal Retirement Age.

         (b) Account. The Committee shall credit the salary reductions referred to in Section 4.01(a) above to an account ("Account"). The Committee may direct the investment of such Account in any manner it directs including the purchase of insurance policies. Such Account and any assets attributable to such Account shall be the sole property of the Company and no Participant shall have any right to demand a distribution of assets attributable to such Account.

         (c) Cessation of Salary Reductions. If a Participant ceases to make the annual salary reduction referred to in Section 4.01(a) above, the Participant shall no longer participate in this Plan and shall be treated as if he or she had a Termination of Service on the date of the Participant's failure to make the annual salary reduction.

         4.02     Normal Retirement Benefit.

         (a) In General. A Participant who has a Termination of Service on or after attaining Normal Retirement Age is entitled to a normal retirement benefit. The normal retirement benefit shall be paid in the form of a ten year certain life annuity. The ten year certain life annuity shall provide a monthly benefit to the Participant for the remainder of his or her life. If the Participant dies before 120 monthly payments have been paid, the unpaid monthly payments (not to exceed 120 monthly payments, including those monthly payments previously paid to the Participant) shall be paid to the Participant's Beneficiary.

         (b) Ten Year Certain Life Annuity. The amount of the ten year certain life annuity shall be computed as follows. The Committee shall select an insurance company of its choosing. The Committee shall request the insurance company to compute the monthly amount that would be paid to the Participant in the form of a ten year certain life annuity based on the asset value held in the Participant's Account as of Participant's Normal Retirement Age (or such later date selected by the Committee in its sole discretion) and based on the insurance company's annuity tables applicable to individuals of similar age and risk categories as the Participant. The monthly amount will then be increased by 100%. Such monthly amount shall then be paid to the Participant in the form of a ten year certain life annuity as described above. The first such payment shall

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commence on the first business day of the second calendar year following the calendar year in which the Participant attained age 65.

         (c) Guaranteed Normal Retirement Benefit. In no event shall the Participant's monthly normal retirement benefit described above be less than the amount set forth in Appendix A.

         4.03     Early Retirement Benefit.

                  (a) In General. A Participant who has a Termination of Service on or after attaining age 60 and after completing fifteen or more years of "credited service" (as defined in the Genuine Parts Company Pension Plan) is entitled to an early retirement benefit. The early retirement benefit shall be computed in the same manner as the normal retirement benefit described in
Section 4.02 except that the insurance company shall compute the ten year certain life annuity based on the asset value held in the Participant's Account as of the Participant's Termination of Service (or such later date selected by the Committee in tis sole discretion). Such amount will then be increased by 100%.

                  (b) Ten Year Certain Life Annuity. The early retirement benefit shall be paid in the form of a ten year certain life annuity (as described in Section 4.02(a). The first such payment shall commence on the first business day of the calendar year following the calendar year in which the Participant has a Termination of Service.

                  (c) Other Terminations of Service. A Participant who has a Termination of Service prior to attaining age 60 or prior to completing fifteen years of credited service shall not be entitled to an early retirement benefit under this Section 4.03. Instead, such Participant shall be entitled only to the applicable benefit, if any, described in Sections 4.04, 4.05 or 4.06.

         4.04     Death Benefits.

                  (a) Death Before Attaining Normal Retirement Age. If the Participant has a Termination of Service on account of Death before attaining his or her Normal Retirement Age, the Company will pay to the Participant's Beneficiary the monthly amount set forth in Appendix A. Such benefit shall be paid for 120 months beginning with the first business day of the calendar year following the calendar year of the Participant's death.

                  (b) Death Following Normal Retirement Age. If the Participant has a Termination of Service on or after his Normal Retirement Age but subsequently dies before receiving 120 monthly benefits, the Participant's Beneficiary shall receive the

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unpaid monthly benefits, if any, described in Section 4.02(a) (but not to exceed
120 months including those payments previously paid to the Participant).

         4.05     Disability Benefits.

         (a) In General. If a Participant has a Termination of Service on account of Disability, the Participant shall be entitled to receive the monthly benefit set forth in Appendix A until the Participant attains age 65. Such disability benefits will begin on the first business day of the calendar year following the calendar year in which the Participant incurred the Termination of Service on account of Disability.

         (b) Benefit Upon Attaining Age 65. Upon attaining Normal Retirement Age, the Participant's disability benefit shall terminate. In lieu thereof, the Participant shall be entitled to the normal retirement benefit described in Section 4.02, subject to the terms of Section 4.02.

         (c) Death Prior to Attainment of Age 65. If a Participant dies before attaining his or her Normal Retirement Age, the Participant's Beneficiary shall be entitled to the benefit described in Section 4.04(a), subject to the terms of Section 4.04(a).

         4.06 Withdrawal Benefit. In the event a Participant has a Termination of Service prior to his or her Normal Retirement Age, death or Disability, the Company will pay to the Participant a Withdrawal Benefit ("Withdrawal Benefit") in the amount and for the time set forth in Appendix A. Such annual payment will commence on the first business day of the calendar year following the calendar year in which the Participant has a Termination of Service. If the Participant dies before receiving all of the Withdrawal benefits described in Appendix A, the Participant's Beneficiary shall continue to receive the remaining payments in annual installments.

                                    ARTICLE V
                                 FUNDING OF PLAN

5.01 The benefits provided by this Plan shall be paid from the general assets of the Company or as otherwise directed by the Company. To the extent that any Participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their Beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

                                    ARTICLE 6
                           ADMINISTRATION OF THE PLAN

6.01 The Committee shall have complete control of the administration of the Plan with all powers necessary to enable it to properly carry out the provisions of the Plan.

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         In addition to all implied powers and responsibilities necessary to carry out the objectives of the Plan, the Committee shall have the following specific powers and responsibilities:

                  (1) To construe the Plan and to determine all questions arising in the administration, interpretation and operation of the Plan;

                  (2) To determine the benefits of the Plan to which any Participant, Beneficiary or other person may be entitled;

                  (3) To keep records of all acts and determinations of the Committee, and to keep all such records, books of accounts, data and other documents as may be necessary for the proper administration of the Plan;

                  (4) To prepare and distribute to all Participants and Beneficiaries information concerning the Plan and their rights under the Plan;

                  (5) To do all things necessary to operate and administer the Plan in accordance with its provisions.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.01 The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the Participant's Beneficiary) adversely affect any benefit under the Plan which has accrued with respect to the Participant or Beneficiary as of the date of such amendment or termination regardless of whether such benefit is in pay status. Notwithstanding the foregoing, no amendment, modification, alteration, or termination of this Plan may be given effect with respect to any Participant without the consent of such Participant if such amendment, modification, alteration, or termination is adopted during the six-month period prior to a Change of Control or at any time following a Change of Control.

                                    ARTICLE 8
                                CHANGE IN CONTROL

8.01     Change of Control.

         (a) Notwithstanding any other provisions in this Plan, in the event there is a Change of Control of the Company as defined in subsection (c) of this Section 8.01, any Participant whose employment is terminated on account of such Change of Control, shall receive an immediate lump sum payment

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                  of the Participant's Account balance computed as if the
                  Participant obtained his or her Normal Retirement Age as of the date of such termination of employment and using the assumptions set forth in Section 8.01(b). For purposes of this
                  Section 8.01(a), a Participant's employment shall be considered to have "terminated on account of such Change of Control" only if the Participant's employment with the Employer is terminated without cause during the 24 month period following the Change of Control.

         (b) Notwithstanding any other provisions in this Plan, in the event there is a change of control of the Company as defined in subsection (c) of this Section 8.01, any Participant who has commenced receiving monthly distributions from the Company (other than from an annuity contract owned by the Participant or the Trust and purchased from an insurance company) shall immediately receive a lump sum payment determined using the same assumptions as those used by the Genuine Parts Company Pension Plan immediately prior to the Change in Control to determine lump sum benefits.

         (c) A Change of Control of the Company shall mean a change of control of a nature that would require to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, whether or not required to be reported thereunder, a Change of Control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Section 13(d)(2) of the Exchange Act) is or becomes the beneficial owner (as defined in rule 13(d)-3 of the Exchange Act) directly or indirectly of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company (ii) during any period of two consecutive years or less individuals who at the beginning of such period constituted the board of directors of the Company cease, for any reason, to constitute at least a majority of the board of directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;
                  (iii) the shareholders of the Company approve any merger or consolidation as a result of which the capital stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sales or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power

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                  for election of directors of the surviving corporation
                  following the effective date of such merger or consolidation. Notwithstanding any provisions in this subparagraph (c), in the event the Company and a Participant agree prior to any event which would otherwise constitute a Change of control, that such event shall not constitute a Change of Control, then for purposes of this Plan there shall be no such Change of Control upon that event.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.01 Headings. The headings and sub-headings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

9.02 Spendthrift Clause. None of the benefits, payments, proceeds or distribution under this Plan shall be subject to the claim of any creditor of any Participant or Beneficiary, or to any legal process by any creditor of such Participant or Beneficiary, and none of them shall have any right to alienate, commute, anticipate or assign any of the benefits, payments, proceeds or distributions under this Plan except to the extent expressly provided herein to the contrary.

9.03 Merger. The Plan shall not be automatically terminated by the Company's acquisition by, merger into, or sale of substantially all of its assets to any other organization, but the Plan shall be continued thereafter by such successor organization. All rights to amend, modify, suspend or terminate the Plan shall be transferred to the successor organization, effective as of the date of the combination or sale. However, See
         Article 7 for amendment and termination rights following a Change in Control (as defined in Article 8).

9.04 Release. Any payment to Participant or Beneficiary, or to their legal representatives, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Committee and the Company, any of whom may require such Participant, Beneficiary, or legal representative, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Committee, or the Company, as the case may be.

9.05 Governing Law. The Plan shall be governed by the laws of the State of Georgia.

9.06 Costs of Collection; Interest. In the event the Participant collects any part or all of the payments due under this Plan by or through a lawyer or lawyers, the Company will pay all costs of collection, including reasonable legal fees incurred by the Participant. In addition, the Company shall pay to the Participant interest on all or

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         any part of the payments that are not paid when due at a rate equal to the Prime Rate as announced by Trust Company Bank or its successors from time to time.

9.07 Successors and Assigns. This Plan shall be binding upon the successors and assigns of the parties hereto.

9.08 Noncompetition Agreement. The Participant agrees that the time any payments or benefits may be due or payable under this Plan, the Participant will not engage in any business which is competitive to the Company, directly or indirectly, as principal, partner, stockholder or otherwise. If a Participant violates this provision, the Participant and his or her Beneficiary will forfeit all rights to receive any payment under this Plan other than the benefits described in Section 4.06, if any, that may apply.

9.09 Employment. Under no circumstances shall the Participant's participation in this Plan be deemed to be a contract of employment, nor shall it obligate the Company to continue the Participant's employment for any period nor obligate the Participant to extend similar benefits to any other employee of the Company.

9.10 Nonassignability. No benefits payable under this Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against the Participant or Beneficiary.

9.11 Prior Agreement. The Participants previously entered into agreements, understandings, etc. ("Prior Agreements") regarding the provision of benefits described in this Plan. The execution of this Plan is intended to supersede and replace the benefits provided under the Prior Agreements. To the extent benefits are paid under the Prior Agreements by error or for any other reason, benefits under the Plan shall be correspondingly decreased. The intent of this Section 9.11 is to prevent a Participant from receiving a double benefit.

                                    GENUINE PARTS COMPANY

                                    By: /s/ Frank M. Howard
                                        ----------------------------------------
                                    Title: Vice President
                                    Date: August 19, 1996

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                                   APPENDIX A

                                 INFORMATION FOR
                                John E. Aderhold

                               ANNUAL SALARY         GUARANTEED ANNUAL       MONTHLY DEATH
    DATE OF DEFERRED             REDUCTION         BENEFIT UNDER SECTION     BENEFIT UNDER
COMPENSATION AGREEMENT        SEE SECTION 4.01             4.02(c)           SECTION 4.04(a)
--------------------------------------------------------------------------------------------
       2/13/68                     $5,580                 $12,000                $1,000
--------------------------------------------------------------------------------------------
       4/9/70                      $1,698                 $ 3,000                $  250
--------------------------------------------------------------------------------------------
       5/16/72                     $1,966                 $ 3,000                $  250
--------------------------------------------------------------------------------------------
       TOTAL                       $9,244                 $18,000               $ 1,500`
--------------------------------------------------------------------------------------------

                               MONTHLY DISABILITY       ANNUAL WITHDRAWAL
    DATE OF DEFERRED         BENEFIT UNDER SECTION           BENEFIT
COMPENSATION AGREEMENT               4.05              SEE SECTION 4.06      PERIOD OF WITHDRAWAL PAYMENTS
----------------------------------------------------------------------------------------------------------
       2/13/68                      $ 1,000                  $5,305          The number of full calendar
                                                                             years between 2/13/68 and the
                                                                             Participant's Termination of
                                                                             Service.
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       4/9/70                       $  250                   $1,620          The number of full calendar
                                                                             years between 4/9/70 and the
                                                                             Participant's Termination of
                                                                             Service.
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       5/16/72                      $   250                  $1,887          The number of full calendar
                                                                             years between 5/16/72 and the
                                                                             Participant's Termination of
                                                                             Service.
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       TOTAL                        $ 1,500                     N/A
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